EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated September 8, 1998, between DENDRITE INTERNATIONAL, INC., a New Jersey Corporation ("Dendrite"), having its principal place of business at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960, and
Christine Pellizzari ("Employee"), having an address at 2A Foxhill Road, Califon, NJ 07830.

         WHEREAS, Dendrite, its affiliates, and subsidiaries develop and own what is referred to as Territory Management Systems and related hardware and equipment;

         WHEREAS, Employee is or desires to be employed by Dendrite and Dendrite desires to employ Employee; and

         WHEREAS, Dendrite is willing to provide certain confidential and proprietary information to Employee for the limited purpose of enabling Employee to carry out duties in connection with his/her employment by Dendrite.

         RECITAL:

         NOW, THEREFORE, it is agreed as follows:

1.       EMPLOYMENT AT WILL
         Dendrite hereby employs Employee, and Employee hereby accepts such employment, as Associate Counsel of Dendrite. Dendrite hereby employs Employee as an at-will employee. This employment may be terminated at any time for any reason with or without cause by Dendrite. Employee agrees to provide two (2) weeks notice to Dendrite before terminating his/her employment.

2.       DUTIES

         Employee shall perform those duties as may from time to time be assigned to him/her and shall carry out any assignments related to Dendrite or its affiliates as directed. Employee shall devote his/her full time attention, energy, knowledge, skill and best efforts solely and exclusively to the duties assigned to him/her which he/she shall faithfully and diligently perform. Employee shall report to Dendrite as may be required and will fully account for all records, data, materials or other property belonging to Dendrite or its customers of which he/she is given custody. Dendrite may, from time to time, establish rules and regulations and Employee shall faithfully observe these in the performance of his/her duties. Employee shall further comply with all policies and directives of Dendrite.

3.       COMPENSATION

         Dendrite shall pay Employee for his/her services a base salary at a rate of $85,000 per annum to be paid on a semi-monthly basis in accordance with Dendrite's regular payroll practices.

4.       BENEFITS

         Dendrite shall provide Employee:

         (i) Business Expenses. Reimbursement for all reasonable and necessary travel, entertainment and other out-of-pocket expenses incurred by Employee in connection with the performance of his/her duties. Reimbursement will be made upon the submission by the Employee of appropriate documentation and verification of the expenses.

         (ii) Other. Dendrite will provide Employee other benefits to the same extent as may be provided to other employees generally in accordance with Dendrite policy in effect from time to time and subject to the terms and conditions of such benefit plans.

5.       INFORMATION AND BUSINESS OPPORTUNITY

         During Employee's employment with Dendrite, Employee may acquire knowledge of (i) information that is relevant to the business of Dendrite or its affiliates or (ii) knowledge of business opportunities pertaining to the business in which Dendrite or its affiliates are engaged. Employee shall promptly disclose to Dendrite that information or business opportunity but shall not disclose it to anyone else without Dendrite's written consent.

6.       DENDRITE CONFIDENTIAL INFORMATION

         The Employee will, as a result of his/her employment with Dendrite, acquire information which is proprietary and confidential to Dendrite. This information includes, but is not limited to, Dendrite's proprietary software, technical and commercial information, instruction and product information, the design, "look and feel," navigation and capabilities of Dendrite's software and products, Dendrite's proprietary training program methodology, Dendrite's methodology for promoting its products and services to its clients, the particularized needs and demands of Dendrite's clients and the customizations Dendrite makes to its proprietary software to meet those clients' needs, financial arrangements, salary and compensation information, competitive status, pricing policies, knowledge of suppliers, technical capabilities, discoveries, algorithms, concepts, designs, drawings, specifications, techniques, models, data, technical manuals, training guides and manuals, research and development materials, processes, procedures, know-how and other business affairs relating to Dendrite. Employee will keep all such information confidential and will not reveal it at any time to any person or entity without the express written consent of Dendrite. This obligation is to continue in force after employment terminates for whatever reason.

7.       CLIENT CONFIDENTIAL INFORMATION

         Dendrite may, from time to time, be furnished information and data which is proprietary and confidential to its clients, customers or suppliers. Employee will not, at any time for any reason, reveal any information provided by any of Dendrite's clients, customers or suppliers to any person or entity without the prior written consent of Dendrite or the applicable client, customer or supplier. This obligation is to continue in force after employment terminates for whatever reason.

8.       RETURN OF PROPERTY

         Upon termination of employment for any reason or upon the request of Dendrite, Employee shall return to Dendrite all property which Employee received, prepared or helped to prepare in connection with his/her employment including, but not limited to, all confidential information and all disks, notes, notebooks, blueprints, customer lists or other papers or material in any tangible media or computer readable form belonging to Dendrite or any of its customers, clients or suppliers. Employee will not retain any copies, duplicates, reproductions or excerpts of any of the foregoing material.

9.       INVENTIONS

         All work performed by Employee and all materials, products, deliverables, inventions, software, ideas, disclosures and improvements, whether patented or unpatented, and copyrighted material made or conceived by Employee, solely or jointly, in whole or in part, during the term of Employee's employment by Dendrite which (i) relate to methods, apparatus, designs, products, processes or devices sold, licensed, used or under development by Dendrite, (ii) otherwise relate to or pertain to the present, proposed or contemplated business, functions or operations of Dendrite, (iii) relate to Dendrite actual or anticipated research or development, (iv) involve the use of Dendrite's equipment, supplies or facilities, or (v) result from access to any Dendrite assets, information, inventions or the like, in each case, are confidential information, are the property of Dendrite and shall be deemed to be a work made for hire. To the extent that title to any of the foregoing shall not, by operation of law, vest in Dendrite, all right, title and interest therein are hereby irrevocably assigned to Dendrite. Employee agrees to give Dendrite or any person or entity designated by Dendrite, at Dendrite's expense, reasonable assistance required to perfect its rights therein.

         If Employee conceives any idea, makes any discovery or creates any invention within one (1) year after his/her termination of employment with Dendrite that relate to any matters pertaining to the business of Dendrite, it shall be deemed that it was conceived while in the employ of Dendrite.

10.      RESTRICTION ON FUTURE EMPLOYMENT

         The Employee agrees that in the event employment with Dendrite is terminated, for any reason, with or without cause, the Employee shall not for one (1) year after termination of employment:

(a) Perform services that compete with or render services to any organization or entity which competes with Dendrite in any area of the United States of America or elsewhere where Dendrite does business as listed in Addendum 1. This list may be updated periodically after consultation with employee; (b) Solicit any customers or potential customers of Dendrite with whom the Employee had contact while employed by Dendrite or who was a customer of Dendrite at any time during the two (2) years immediately before terminations; (c) Request that any of Dendrite's customers or suppliers discontinue doing business with it; (d) Knowingly take any action which would disparage Dendrite or be to its disadvantage; (e) Attempt to solicit any employee or contractor of Dendrite to terminate employment with Dendrite.

11.      NON-DISPARAGEMENT

         Employee agrees that he/she will not at any time make any statement, observation or opinion, or communicate any information (whether oral or written) that is likely to come to the attention of any client or employee of Dendrite or any member of the media, which statement is derogatory of or casts in a negative light Dendrite or its officers, directors and employees or otherwise engage in any activity which is inimical to the interests of the Company.

12.      OUTSIDE CONTRACTING

         Employee shall not enter into any agreements to provide any services to any person or entity outside of his/her employment by Dendrite (an "Outside Agreement") without the prior written express consent from Dendrite. Employee must notify Dendrite of his/her intent to enter into an Outside Agreement specifying therein the other party to such Outside Agreement and the type of services to be provided by Employee. Dendrite shall not unreasonably withhold permission to Employee to enter into Outside Agreements unless such Outside Agreements (i) are with competitors or potential competitors of Dendrite, or
(ii) as determined in Dendrite's sole discretion, shall substantially hamper or prohibit Employee from satisfactorily carrying out all duties assigned to Employee by Dendrite.

13.      AFTER-HOURS DEVELOPMENT

         In the event that Employee shall develop any software which, pursuant to Section 9 herein, is not the property of Dendrite, Dendrite shall have a right of first refusal to publish and/or purchase the rights to such software. Employee shall notify Dendrite of any such after-hours development as soon as reasonably possible before or during the development process including a description of the intended functions of the after-hours development and the estimated date of completion.

14.      PRIOR EMPLOYMENT

         Employee represents and warrants that Employee has not taken or otherwise misappropriated and does not have in Employee's possession or control any confidential and proprietary information belonging to any of Employee's prior employers or connected with or derived from Employee's services to prior employers. Employee represents and warrants that Employee has returned to all prior employers any and all such confidential and proprietary information. Employee further acknowledges, represents and warrants that Dendrite has informed Employee that Employee is not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with Employee's employment by Dendrite. Employee agrees, represents and warrants that Employee will not use such information. Employee shall indemnify and hold harmless Dendrite from any and a all claims arising from any breach of the representations and warranties in this Section.

15.      REMEDIES

         The parties agree that in the event Employee breaches or threatens to breach this Agreement, money damages may be an inadequate remedy for Dendrite and that Dendrite will not have an adequate remedy at law. It is understood, therefore, that in the event of a breach or threatened breach of this Agreement by Employee, Dendrite shall have the right to obtain from a court of competent jurisdiction restraints or injunctions prohibiting Employee from breaching or threatening to breach this Agreement. In that event, the parties agree that Dendrite will not be required to post bond or other security. It is also agreed that any restraints or injunctions issued against Employee shall be in addition to any other remedies which Dendrite may have available to it.

16.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the conflicts of laws.

17.      NOTICES

         In the event any notice is required to be given under the terms of this Agreement, it shall be delivered in the English language, in writing, as follows:

         If to Employee:            Christine Pellizzari
                                    2A Foxhill Road
                                    Califon, NJ  07830

         If  to Dendrite:           Christopher French, Vice President,
                                    General Counsel
                                    Dendrite International, Inc.
                                    1200 Mt. Kemble Avenue
                                    Morristown, New Jersey 07960

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

18.      NON-ASSIGNABILITY

         Employee's rights or obligations under the terms of this Agreement or of any other agreement with Dendrite may not be assigned. Any attempted assignment will be void as to Dendrite. Dendrite may, however, assign its rights to any affiliated or successor entity.

19.      BINDING AGREEMENT

         This Agreement shall be binding upon and inure to the benefit of Employee's heirs and personal representatives and to the successors and assigns of Dendrite.

20.      INTEGRATION

         This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior negotiations, discussions, agreements or understandings between the parties hereto pertaining to the subject matter hereof. No representations, oral or otherwise, with respect to the subject matter of this Agreement have been made by either party.

21.      WAIVER

         This Agreement may not be modified or waived except by a writing signed by both parties. No waiver by either party of any breach by the other shall be considered a waiver of any subsequent breach of the Agreement.

22.      ARBITRATION

         (a) If any dispute arises between Employee and Dendrite that the parties cannot resolve themselves, including any dispute over the application, validity, construction, or interpretation of this Agreement, arbitration in accordance with the then-applicable rules of the American Arbitration Association shall provide the exclusive remedy for resolving any such dispute, regardless of its nature; provided, however, that Dendrite may enforce
Employee's obligations under Sections 5 through 13 hereof by an action for injunctive relief and damages in a court of competent jurisdiction at any time prior or subsequent to the commencement of an arbitration proceeding as herein provided.

         (b) This Section 22 shall apply to claims arising under state and federal statutes, local ordinances, and the common law. The arbitrator shall apply the same substantive law that a court with jurisdiction over the parties and their dispute would apply under the terms of this Agreement. The arbitrator's remedial authority shall equal the remedial power that a court with jurisdiction over the parties and their dispute would have. The arbitrator shall, upon an appropriate motion, dismiss any claim brought in arbitration if he/she or she determines that the claim could not properly have been pursued through court litigation. If the then-applicable rules of the American Arbitration Association conflict with the procedures of this Section 21, the latter shall apply.

         (c) If the parties cannot agree upon an arbitrator, the parties shall select a single arbitrator from a list of seven arbitrators provided by the Newark, New Jersey office of the American Arbitration Association. All seven listed arbitrators shall be retired judges experienced in employment law and/or persons actively involved in hearing private cases. If the parties cannot agree on selecting an arbitrator from that list, then the parties shall alternately strike names from the list, with the first party to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator.

         (d) Each party may be represented by counsel or by another representative of the party's choice, and each party shall pay the costs and fees of its counsel or other representative and its own filing or administrative fees. The non-prevailing party (as determined by the arbitrator) shall bear the fees and costs of the arbitrator.

         (e) The arbitrator shall render an award and opinion in the form typical of those rendered in labor arbitrations, and that award shall be final and binding and non-appealable. To the extent that any part of this Section 22 is found to be legally unenforceable for any reason, that part shall be modified or deleted in such a manner as to render this Section 22 (or the remainder of this Section) legally enforceable and as to ensure that except as provided in clause (b) of this Section 22, all conflicts between Dendrite and Employee shall be resolved by neutral, binding arbitration. The remainder of this Section 22 shall not be affected by any such modification or deletion but shall be construed as severable and independent. If a court finds that the arbitration procedures of this Section 22 are not absolutely binding, then the parties intend any arbitration decision to be fully admissible in evidence, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

         (f) Unless the parties agree otherwise, any arbitration shall take place in Newark, New Jersey in such location as agreed to by Dendrite and Employee. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location within the State of New Jersey.

         (g) Employee has read and understands this Section 22 which discusses arbitration. Employee understands that by signing this Agreement, Employee agrees to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his/her employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of Employee's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

         (i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

         (ii) Any and all claims for violation of any federal. state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act and the New Jersey Law Against Discrimination; and

         (iii) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination.


23.      SEVERABILITY

         In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

24.      JURISDICTION

         The State of New Jersey shall have exclusive jurisdiction to entertain any legal or equitable action with respect to Sections 5-13 of this Agreement except that Dendrite may institute any such suit against the Employee in any jurisdiction in which the Employee may be at the time. In the event suit is instituted in New Jersey, it is agreed that service of summons or other appropriate legal process may be effected upon any party by delivering it to the address in this Agreement specified for that party in Section 17.


         IN WITNESS WHEREOF, the parties have signed this Agreement as of the first date written above.

DENDRITE INTERNATIONAL, INC.


      KENNETH SHEMITZ
By: ______________________________
      Kenneth Shemitz
      Director of Human Resources


CHRISTINE PELLIZZARI
___________________________________
Christine Pellizzari

                                   ADDENDUM 1
                         (See 10a of Employee Agreement)


                                   Competitors


      Name

TVF/Cegedim/ISS

NEC

Windsoft

Epsilon

Aurum

IMS

Phoenix

Siebel